Exhibit 10.8

INARI MEDICAL, INC.

2020 INCENTIVE AWARD PLAN

RESTRICTED STOCK Unit Grant Notice

NON-US PARTICIPANTS

Inari Medical, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Inari Medical, Inc. 2020 Incentive Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Agreement for Non-US Participants attached hereto as Exhibit A, including any additional terms and conditions set forth in any appendix for Participant’s country (the “Appendix” and together with the Restricted Stock Unit Agreement, the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:
Grant Date:
Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:	[To be specified]

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement.  Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

INARI MEDICAL, INC.	PARTICIPANT
By:
Name:	[Participant Name]
Title:

Exhibit A

RESTRICTED STOCK UNIT AGREEMENT

For Non-US Participants

Capitalized terms not specifically defined in this Restricted Stock Unit Agreement for Non-US Participants, including any additional terms and conditions set forth in any appendix for Participant’s country (this “Appendix” and together with the Restricted Stock Unit Agreement, this “Agreement”) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

Article I.
general

1.1Award of RSUs

. The Company has granted the RSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”).  Each RSU represents the right to receive one Share as set forth in this Agreement.  Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.

1.2Incorporation of Terms of Plan

.  The RSUs are subject to the terms and conditions set forth in this Agreement and in the Plan, which is incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3Unsecured Promise

.  The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

Article II.
VESTING; forfeiture AND SETTLEMENT

2.1Vesting; Forfeiture

.  The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated.  In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company.

For purposes of the RSUs, Participant’s Termination of Service is deemed to occur as of the date Participant is no longer actively providing services to the Company or any Subsidiary (regardless of the reason for the termination and whether or not later found to be invalid or in breach of Applicable Law in the jurisdiction where Participant is rendering services or the terms of Participant’s employment or other service agreement, if any) (the “Termination Date”), and unless otherwise determined by the Administrator, Participant’s right to vest in the RSUs, if any, will terminate as of the Termination Date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under the Applicable Law of the jurisdiction where Participant is rendering services or the terms of Participant’s employment or other service agreement, if any).  The Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs (including whether Participant may still be considered to be providing services while on a leave of absence) and, hence, when the Termination Date occurs.

2.2Settlement.

(a)The RSUs will be paid in Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event later than March 15 of the year following the year in which the RSU’s vesting date occurs.

(b)Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

Article III.
TAXATION AND TAX WITHHOLDING

3.1Representation

.  Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement.  Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2Responsibility for Taxes.

(a)Participant acknowledges that, regardless of any action taken by the Company or, if different, the Subsidiary or other affiliate of the Company for which Participant renders services (the “Service Recipient”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient.  Participant further acknowledges that the Company and/or the Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs and the subsequent sale of Shares acquired pursuant to such settlement; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items, if any, by one or a combination of the following:

(i)withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient; or

(ii)withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization without further consent); or

(iii)withholding in Shares to be issued upon settlement of the RSUs, or

(iv)any other arrangement approved by the Administrator.

Notwithstanding the foregoing, if Participant is subject to Section 16 of the Exchange Act, the Company will satisfy the obligations with regard to all Tax-Related Items by withholding in Shares to be issued upon settlement of the RSUs, unless the use of such withholding method is problematic under Applicable Laws or has materially adverse accounting consequences, in which case Participant may elect to (A) have the Company or the Service Recipient withhold from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Service Recipient, or (B) have the Company withhold from proceeds of the sale of Shares acquired upon settlement of the RSUs, either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).

(c)The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates in Participant’s jurisdiction(s), including maximum rates applicable in Participant’s jurisdiction(s), in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

(d)Finally, Participant agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

DATA PRIVACY

Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described herein and any other award materials by and among, as applicable, the Service Recipient, the Company, and any other Subsidiary or other affiliate of the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient hold certain personal information about Participant, including but not limited to, Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all awards or any other entitlement to Shares granted, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to Morgan Stanley and Shareworks by Morgan Stanley and certain of its affiliates (“Morgan Stanley”) and/or any other third parties assisting the Company with the implementation, administration and management of the Plan.  Participant understands that Morgan Stanley is and other recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Participant’s country.  Participant understands that Participant may request a list with the names and addresses of any potential recipients of Data by contacting Participant’s local human resources representative.  Participant authorizes the Company, Morgan Stanley and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that the Company will hold and use Data only as long as is necessary to implement, administer and manage his or her participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws.  This period may extend beyond Participant’s service relationship.  When the Company or the Service Recipient no longer need Data for any of the above purposes, they will cease processing it in this context and remove it from all of their systems used for such purposes, to the fullest extent possible. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative.  Further, Participant understands that Participant are providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke Participant’s consent, Participant’s employment or service with the Service Recipient will not be affected; the only consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant the RSUs or other equity awards to Participant, or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing Participant’s consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact his or her local human resources representative.

Finally, upon request of the Company or the Service Recipient, Participant agrees to provide an executed data privacy consent form (or any other agreements or consents) that the Company or the Service Recipient may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country, either now or in the future.  Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company and/or the Service Recipient.

Article V.
other provisions

5.1Nature of Grant.  By accepting the RSUs, Participant acknowledges, understands, and agrees that:

(a)the Plan is established voluntarily by the Company, it is wholly discretionary in nature;

(b)the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

(c)all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;

(d)Participant is voluntarily participating in the Plan;

(e)the RSUs and any Shares acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f)the RSUs and any Shares acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purposes, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;

(g)the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;

(h)no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from Participant’s Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of Applicable Law in the jurisdiction where Participant is providing service or the terms of Participant’s employment or other service agreement, if any);

(i)unless otherwise agreed with the Company in writing, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary or other affiliate of the Company;

(j)unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(k)neither the Company, the Service Recipient nor any other Subsidiary or other affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the vesting of the RSUs or the subsequent sale of any Shares acquired upon settlement of the RSUs.

5.2No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares.  Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

5.3Governing Law and Venue.  The RSU grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Orange County, California, or the federal courts for the United States for the Central District of California, and no other courts, where this grant is made and/or to be performed.

5.4Compliance with Law.  Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Common Stock, the Company shall not be required to deliver any Shares issuable upon settlement of the RSUs prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.  Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares.  Further, Participant agrees that the Company shall have unilateral authority to amend the Agreement without Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of shares.

5.5Language.  Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable Participant to understand the provisions of this Agreement and the Plan. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

5.6Electronic Delivery and Participation.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

5.7Adjustments. Participant acknowledges that the RSUs and the Shares subject to the RSUs  are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

5.8Notices

.  Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address.  Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary, to the extent such designation has been permitted by the Administrator and such designation is valid under Applicable Law) at Participant’s last known mailing address or email address in the Company’s personnel files.  By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party.  Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

5.9Titles

.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.10Conformity to Securities Laws

.  Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

5.11Successors and Assigns

.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth in this

Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

5.12Limitations Applicable to Section 16 Persons

.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule.  To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

5.13Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any additional terms and conditions set forth in any Appendix to this Agreement for Participant’s country.  Moreover, if Participant relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this Agreement.

5.14Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSU and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

5.15Waiver. Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other Participant.

5.16Insider Trading/Market Abuse.  Participant acknowledges that, depending on Participant’s or Participant’s broker's country or where the Company shares are listed, Participant may be subject to insider trading restrictions and/or market abuse laws which may affect his or her ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., RSUs) or rights linked to the value of Shares (e.g., phantom awards, futures) during such times Participant is considered to have “inside information” regarding the Company as defined in the laws or regulations in the applicable jurisdictions).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Participant placed before he or she possessed inside information.  Furthermore, Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities.  Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable insider trading policy of the Company.  Participant is responsible for complying with any restrictions and should speak to his or her personal advisor on this matter.

5.17Exchange Control, Foreign Asset/Account and/or Tax Reporting.  Depending upon the country to which laws Participant is subject, Participant may have certain foreign asset/account and/or tax  reporting requirements that may affect his or her ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends or dividend equivalents or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country of residence.  Participant’s country may require that Participant report such accounts, assets or transactions to the applicable authorities in his or her country.  Participant also may be required to repatriate cash received from participating in the Plan to his or her country within a certain period of time after receipt. Participant is responsible for knowledge of and compliance with any such regulations and should speak with his or her personal tax, legal and financial advisors regarding same.

5.18Entire Agreement

.  The Plan, the Grant Notice and this Agreement (including any appendices or exhibits hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

5.19Agreement Severable

.  In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

5.20Limitation on Participant’s Rights

.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

5.21Not a Contract of Employment

.  Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

5.22Counterparts

.  The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

* * * * *

Print Name:__________________

Address:__________________

__________________

Signature:__________________

Date:__________________

APPENDIX

TO

NON-U.S. RESTRICTED STOCK UNIT AWARD AGREEMENT

Inari Medical, Inc.

2020 Incentive Award Plan

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Grant Notice, the Non-US Restricted Stock Unit Agreement (the "Award Agreement") and the Plan.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSUs if Participant resides and/or works in one of the countries listed below.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant transfers to another country after the Grant Date, the Administrator shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to Participant.

Notifications

This Appendix also includes information regarding securities, exchange controls, tax and certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of February 2021.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the RSUs vest or Participant sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result.  Accordingly, Participant should seek appropriate professional advice as to how the relevant laws in his or her country may apply to Participant’s situation.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which he or she is currently residing and/or working, or if Participant transfers to another country after the Grant Date, the information contained herein may not be applicable to Participant in the same manner.

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US-DOCS\114262166.1

AUSTRIA

No country-specific provisions.

BELGIUM

No country-specific provisions.

CANADA

Terms and Conditions

Settlement.  Notwithstanding any terms and conditions in the Plan, the Award Agreement or any other grant materials, the RSUs will only be settled in Shares.

Termination of Service.  The following provision replaces in its entirety the second paragraph of Section 2.1 of the Award Agreement:

For purposes of the RSUs, Participant’s Termination of Service is deemed to occur (regardless of the reason for the termination and whether or not later found to be invalid or in breach of Applicable Laws in the jurisdiction where Participant is rendering services or the terms of Participant’s employment or other service agreement, if any) on the date (the "Termination Date") that is the earlier of (1) the date upon which Participant’s employment with the Service Provider is terminated, whether by Participant, the Company or any Subsidiary, or by way of contractual frustration, or (3) the date Participant receives written notice of termination of employment from the Service Recipient, regardless of any notice period during which or period of notice, pay in lieu of such notice or related payments or damages are required to be provided under local law (including, but not limited to statutory law, regulatory law and/or common law). For greater certainty, Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which Participant’s right to vest terminates, not nor will Participant be entitled to any compensation for lost vesting.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued participation in the Plan during a statutory notice period, Participant acknowledges that his or her right to participate in the Plan, if any, will terminate effective as of the last day of Participant’s minimum statutory notice period, but Participant will not earn or be entitled to pro-rata vesting if the vesting date falls after the end of Participant’s statutory notice period, nor will Participant be entitled to any compensation for lost vesting.

Notifications

Securities Law Information.  The sale or other disposal of Shares acquired under the Plan will take place only outside of Canada through the facilities of a stock exchange on which the Shares are listed.

FRANCE

Terms and Conditions

Language Consent.  By accepting this grant of RSUs, Participant confirms having read and understood the Plan and this Award Agreement, which were provided in the English language.  Participant accepts the terms of those documents accordingly.

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En acceptant ces Droits sur des Actions Assujetties à des Restrictions, le Participant confirme avoir lu et compris le Plan et le présent Contrat d’Attribution qui ont été transmis en langue anglaise. Le Participant accepte les termes et conditions de ces documents en connaissance de cause.

Notifications

Tax Information.  The RSUs are not intended to qualify for special tax or social security treatment in France.

GERMANY

No country-specific provisions.

ITALY

Terms and Conditions

Plan Document Acknowledgment.  By accepting this grant of RSUs, Participant acknowledges that (i) Participant has received a copy of the Plan and this Agreement; (ii) Participant has reviewed such documents in their entirety and fully understands the contents thereof; and (iii) Participant accepts all provisions of the Plan and this Agreement.  Participant further acknowledges that Participant has read and specifically and expressly approves, without limitation, the sections of the Award Agreement including “Vesting; Forfeiture,” “Responsibility for Taxes,” “Data Privacy”, “Nature of Grant,” “No Advice Regarding Grant,” “Governing Law and Venue,” “Not a Contract of Employment,” “Appendix,” and “Insider Trading/Market Abuse Laws.”

SWITZERLAND

Notifications

Securities Law Information.  Because this is a private offering in Switzerland, the RSUs are not subject to registration in Switzerland.  Neither this document nor any other materials relating to the RSUs (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an Employee or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 3.2 of the Award Agreement:

Without limitation to Section 3.2 of the Award Agreement, Participant agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Service Recipient or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority).  Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on Participant’s behalf.

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Notwithstanding the foregoing, if Participant is a director or executive officer (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply in case the indemnification is viewed as a loan.  In this case, any income tax not collected within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Tax-Related Items occurs may constitute a benefit to Participant on which additional income tax and employee National Insurance contributions (“NICs”) may be payable.  Participant understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Service Recipient (as appropriate) for the value of employee NICs due on this additional benefit which the Company and/or the Service Recipient may collect by any of the means referred to in Section 3.2 of the Award Agreement.

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